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                                                                    EXHIBIT 10.4

                               SUBLEASE AGREEMENT


        This SUBLEASE AGREEMENT ("Sublease") is made as of August 13, 1999, by and between THE TOWNSEND AGENCY, a California corporation ("Tenant") and INTERACTIVE TELESIS, a California corporation ("Subtenant").


                                   RECITALS:

        WHEREAS, LNR Seaview, Inc., a California corporation ("Landlord"), as landlord, and Tenant, as tenant, executed a lease dated May 26, 1999, as amended by that certain First Amendment to Office Lease dated as of July 14, 1999 (collectively the "Master Lease"), with regard to certain premises (the "Premises) consisting of approximately 19,132 rentable (16,995 usable) square feet comprising the entire fifth (5th) floor of that certain office building whose address is 10180 Telesis Court (also known as "Fraternal Court"), San Diego, California. A copy of the Master Lease, including all amendments thereto, is attached hereto as Exhibit "A".

        WHEREAS, Tenant desires to sublease to and share with Subtenant a portion of the Premises consisting of the computer server room and one (1) interior, one (1) exterior (window) and two (2) cubicle offices as depicted on Exhibit "B" attached hereto (the "Subleased Premises"), and Subtenant desires to lease from and share with Tenant the Subleased Premises.

        THEREFORE, Tenant and Subtenant agree as follows:

        1. Assumption. Subtenant hereby expressly assumes and agrees to perform and be bound by all covenants, conditions and obligations binding upon Tenant and the Premises under the Master Lease with regard to the Subleased Premises, including without limitation, the Rules and Regulations attached to the Master Lease as Exhibit B. This Sublease is expressly subject and subordinate to the Lease and all amendments thereto now or hereafter existing and any mortgages, deeds of trust or other matters which encumber Landlord's interest in the Premises.

        2. Services in Lieu of Rent. In lieu and instead of paying rent to Tenant for the Subleased Premises, Subtenant will provide computer and computer related services to Tenant as more particularly described on Exhibit "C" attached hereto and incorporated herein by this reference. Tenant will be responsible for the payment to Landlord of all Base Rent, Additional Rent and other amounts due or to become due under the Master Lease.

        3. Extraordinary Services. In addition to providing computer and computer related services as provided in Section 2 above, Subtenant shall pay upon demand to Tenant, or at Landlord's election, directly to Landlord, (a) the cost of providing additional heating, ventilation and air conditioning to the Premises as a result of Subtenant's use of the computer server room, (b) any other charges for which Tenant shall become responsible to Landlord under the Master Lease arising by reason of Subtenant's request for extraordinary services or utilities from Landlord.

        4. Term. The term of this Sublease will commence on August 13, 1999 and end on March 31, 2005 (but in no event later than the termination date of the Master Lease).



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        5. Use. Subtenant will use the Subleased Premises for general office purposes which is the permitted use described in the Master Lease, and Subtenant will otherwise use the Subleased Premises in compliance with all of the terms of the Master Lease and for no other purpose.

        6. No Release. This Sublease will in no way release Tenant from any obligation or covenant of Tenant as tenant under the Master Lease.

        7. Security Deposit. Subtenant will deposit no security deposit with Tenant.

        8. Condition of Premises. Subtenant accepts the Subleased Premises in its condition existing as of the date of the execution of this Sublease, subject to the Master Lease and all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises. Subtenant acknowledges that neither Tenant nor Landlord nor any of their agents or employees have made any representations or warranties as to the suitability of the Subleased Premises for the conduct of Subtenant's business.

        9. Construction. The terms, conditions and respective obligations of Tenant and Subtenant to each other under this Sublease will be the terms, conditions and obligations contained in the Master Lease, except for those provisions of the Master Lease which are directly contradicted by the provisions of this Sublease, in which event, the terms of this Sublease will control over the terms of the Master Lease as between Tenant and Subtenant only. In all other respects, the terms of the Master Lease will control. Accordingly, for the purposes of this Sublease, wherever in the Master Lease the term "Landlord" is used, it will be deemed to mean the Tenant herein, and wherever in the Master Lease the term "Tenant" is used, it will be deemed to mean the Subtenant herein.

        10. Attornment. If Tenant defaults in its obligations under the Master Lease or the Master Lease terminates for any reason including, without limitation, a voluntary surrender by Tenant or any reentry or repossession of the Premises by Landlord, Landlord may terminate this Sublease or, at Landlord's option and without being obligated to do so, Landlord may require Subtenant to attorn to Landlord and, in the event Landlord exercises such option, Subtenant does hereby attorn to Landlord and agrees to perform its obligations under this Sublease directly to Landlord, in which event Landlord will take over all right, title and interest of Tenant under this Sublease from the time of the exercise of such option through the expiration or earlier termination of the term of this Sublease. In the event of any such assumption of this Sublease by Landlord and attornment by Subtenant, Landlord will not (i) be liable for any prepaid rents or security deposit paid by Subtenant to Tenant, (ii) be liable for any previous acts, omissions or defaults of Tenant under this Sublease; (iii) be subject to any defense or offset previously accrued in favor of Subtenant against Tenant; or (iv) be bound by any modification of this Sublease made without Landlord's written consent.

        11. Further Assignment. Subtenant will not further sublease the Subleased Premises or any portion thereof or assign any of its rights or delegate any of its duties under this Sublease, without first obtaining the prior written consent of Tenant and Landlord.



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        12. Insurance. Subtenant will, during the entire term of this Sublease, carry all insurance policies required to be carried by Tenant under the Master Lease in accordance with the terms of the Master Lease, but where Tenant is required to be named as an additional insured, Landlord and its mortgagees will also be named as additional insureds.

        13. Attorneys' Fees and Costs. If Tenant or Subtenant shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover from the other any and all costs of suit/arbitration, as well as any and all reasonable attorneys' fees incurred in conjunction with such action.

        IN WITNESS WHEREOF, Tenant and Subtenant have executed this Sublease as of the date first written above.

Tenant:                                 Subtenant:

THE TOWNSEND AGENCY,                    INTERACTIVE TELESIS,
a California corporation                a  California corporation

By: /s/ [Signature Illegible]           By:  /s/ DONALD E. CAMERON
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Its:                                    Its:  CEO
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By:                                     By:
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Its:                                    Its:
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